Exhibit 10.3
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND
FIXTURE FINANCING STATEMENT
Preparer Information: Thomas L. Flynn, Belin McCormick, P.C., 666 Walnut Street, Ste. 2000, Des Moines, Iowa 50309; 515-283-4605
Taxpayer Information: SIR Park Place, LLC, 18100 Von Karman Avenue, Suite 500, Irvine, California
Return Document To: Thomas L. Flynn, Belin McCormick, P.C., 666 Walnut Street, Ste. 2000, Des Moines, Iowa 50309; 515-283-4605

Mortgagor:	Mortgagee:

SIR Park Place, LLC	Ames Community Bank
Legal Description: See Exhibit A on Page 18.
Document or instrument number of previously recorded documents: N/A.
NOTE: This cover page is prepared in compliance with Iowa Code Section 331.606B, (2009). This cover page is provided for information purposes only.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND
FIXTURE FINANCING STATEMENT
          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (the “Security Instrument”) is made as of the 22nd day of December, 2010, by SIR Park Place, LLC, an Iowa limited liability company, with offices at 18100 Von Karman Avenue, Suite 500, Irvine, California (“Borrower”), for the benefit of Ames Community Bank as beneficiary, with offices at 925 Gateway Drive, Grimes, Iowa 50111 (“Lender”).
This Security Instrument encumbers both real and personal property, contains an after-acquired property clause and secures present and future loans and advances.
NOTICE: This Mortgage secures credit in the amount of $5,000,000.00. Loans and advances up to this amount, together with interest are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.
RECITALS:
          This Security Instrument is given in connection with that certain Loan Agreement, of even date herewith, between the Borrower and the Lender (as such agreements may be amended, modified or restated, collectively the “Loan Agreement”) in connection with a loan (the “Loan”) from Lender in the principal amount of $5,000,000, which matures on December 31, 2013, with two (2) possible one year extensions to December 31, 2014 and December 31, 2015.
          Borrower desires to secure the payment of the Debt (hereinafter defined) and the performance of all of Borrower’s obligations under the Note and the other Loan Documents. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Loan Agreement.
ARTICLE I. GRANTS OF SECURITY
Section 1.01 Property Mortgaged and Security Interest Granted. Borrower does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey, and (ii) grant a Security Interest to Lender the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):
(a)	Premises. The real property described in Exhibit A attached hereto and made a part hereof (the “Premises” or the “Real Property”);

(b)	Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Premises and the development of the

Premises that may, from time to time, by supplemental security instrument or otherwise be expressly made subject to the Lien of this Security Instrument;
(c)	Improvements. All buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Premises, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property described above, it being intended by the parties that all such items shall be conclusively considered to be a part of the Premises, whether or not attached or affixed to the Premises (the “Improvements”); together with all mineral, oil and gas and other hydrocarbon substances in, on or under the Premises;

(d)	After Acquired Property. All property acquired by Borrower after the date of this Security Instrument for use in connection with the Premises which by the terms of this Security Instrument shall be subject to the Lien and/or the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without any further mortgage, conveyance or assignment become subject to the Lien and security interest created by this Security Instrument;

(e)	Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights and credits, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto; and all interest or estate which Borrower may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing;

(f)	Fixtures and Personal Property. All goods, furnishings, work in progress, machinery, equipment, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Premises and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Premises is located (the “Uniform Commercial Code”), superior in lien to the Lien of this Security Instrument and all proceeds and products of the above;
(g)	Leases and Rents. All current and future leases, rental agreements, occupancy agreements and other agreements of whatever form now or hereafter affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, all or any part of the Premises or the Improvements, including any guaranties, extensions, renewals, replacements or modifications thereof, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), as the same may be amended from time to time (the “Leases”) and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, fees, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources (including any warrants, stock options or other rights granted to Borrower, any Principal or their Affiliates in connection with any Lease) arising from or attributable to the Premises and the Improvements, together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Premises and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(h)	Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Premises, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for any other injury to or decrease in the value of the Premises;

(i)	Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Premises, including the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

(j)	Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction;

(k)	Rights. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Premises and while an Event of Default remains uncured, to appear in and defend any action or proceeding brought with respect to the Premises;
(l)	Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Premises and any part thereof and any Improvements or respecting any business or activity conducted on the Property and any part thereof.

(m)	Service Rights. Any agreements, contracts, rights, licenses or other interests of any type (collectively, the “Service Rights”) (whether exclusive or non-exclusive) granted or given to any Person to provide any products or services to or for or with respect to the Premises, any Tenant or any occupants of the Premises, including any of the same related to telecommunications, internet products or services, including, but not limited to, personal computer hardware and software, internet hardware and software, internet access services, printers, video display systems, audio sound systems and communication telephonic devices, as well as related and complementary products and services and any substitutes for, and items that are a technological evolution of, any of the foregoing products.

(n)	Intangibles. All accounts, escrows, documents, instruments, chattel paper, claims, deposits and other general intangibles, as the foregoing terms are defined in the Uniform Commercial Code of the state in which the Property is located (hereinafter collectively referred to as the “Intangibles”);

(o)	Options. All options to purchase and rights of first refusal to purchase or acquire a fee estate, easement interest or other real property right to land, both vacant and improved, adjoining the Premises now or hereafter in effect; and

(p)	Proceeds. All proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.
     As to all of the above-described Property which is or which hereafter becomes a “fixture” under applicable law, this Mortgage constitutes a fixture filing under the UCC, as amended or recodified from time to time.
Section 1.02 Pledge of Monies Held. Borrower hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender pursuant to the Loan Agreement or the other Loan Documents as additional security for the Obligations until expended or applied or required to be applied as provided in this Security Instrument, the Loan Agreement and the other Loan Documents.

CONDITIONS TO GRANT
          TO HAVE AND TO HOLD the above granted and described Property unto the Lender, and the successors and assigns of Lender, forever;
          PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, this Security Instrument and the other Loan Documents, shall well and truly perform the Other Obligations as set forth in this Security Instrument and the other Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.
ARTICLE II. DEBT AND OBLIGATIONS SECURED
Section 2.01 Debt. This Security Instrument and the grants, assignments and transfers made in Article I are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the “Debt”): (1) all principal, interest and other amounts due under or secured by the Loan Documents; (2) the payment of all other monies agreed or provided to be paid by Borrower in the Note or the other Loan Documents; (3) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the Lien and the security interest created hereby; (4) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (including, without limitation, (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes); (5) all principal, interest, and other amounts which may hereafter be loaned by Lender, its successors or assigns, to or for the benefit of the owner of the Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby; (6) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Borrower to Lender under documents which recite that they are intended to be secured by this Security Instrument; (7) payment and performance of all covenants and obligations arising under or by virtue of the Loan Documents, if any, and (8) this Security Instrument is specifically intended to include any indebtedness of Borrower to Lender which exists as of the date of this Security Instrument or which may hereafter be incurred by Borrower to Lender in connection with the Loan Documents.
Section 2.02 Debt and Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the performance of all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Borrower or any other Person to Lender or others as set forth in the Loan Documents. The obligations of Borrower and all other Persons for the payment of the Debt and the performance of the Other Obligations shall be referred to herein collectively as the “Obligations.” The term “Obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment premiums (if any), late charges and loan fees at any time accruing or assessed on any of the Debt or Loan.
Section 2.03 Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.
ARTICLE III. BORROWER COVENANTS
          Borrower covenants and agrees with Lender that:
Section 3.01 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents.
Section 3.02 Warranty of Title. Borrower hereby warrants that: (a) except for the Permitted Encumbrances, Borrower has good, marketable and insurable fee simple title to the Property, including the right to encumber the Property; (b) Borrower has the full power, authority and right to execute, deliver and perform its Obligations under this Security Instrument and to encumber, grant, bargain, sell, convey, assign and mortgage the Property in the manner and form hereby done or intended; (c) Borrower possesses an unencumbered fee simple estate in the Premises and the Improvements and Borrower owns the Property free and clear of all Liens, encumbrances and charges whatsoever except for the Permitted Encumbrances and those exceptions accepted by Lender as shown in the title opinion insuring the Lien of this Security Instrument; and (d) this Security Instrument is and will remain a valid and enforceable first and senior Lien on and security interest in the Property. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever. The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure or deed in lieu of foreclosure or otherwise.
Section 3.03 Incorporation by Reference. All the covenants, conditions, terms, provisions and agreements contained in (a) the Note and (b) the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. All Persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Obligations and to have notice, if provided therein, that the Note or the

Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Obligations.
ARTICLE IV. FURTHER ASSURANCES
Section 4.01 Recording of Security Instrument, Etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents (including all UCC financing statements) creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Lender in, the Property.
Section 4.02 Further Acts. Borrower will, at the sole cost and expense of Borrower, and without any cost or expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements.
Section 4.03 Changes in Tax, Debt Credit and Documentary Stamp Laws. If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any.
ARTICLE V. ASSIGNMENT OF RENTS
Section 5.01 Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents. Nevertheless, subject to the terms of this Article V, Lender grants to Borrower a revocable license to collect, receive and apply the Rents in accordance with the Loan Agreement and the other Loan Documents. Borrower shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums. Lender agrees not to revoke the license to collect rents unless an uncured Event of Default has occurred pursuant to the Loan Documents.

ARTICLE VI. SECURITY AGREEMENT
Section 6.01 Security Agreement. This Security Instrument is both a mortgage in real property and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Security Instrument has granted and hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being referred to in this Paragraph as the “Collateral”). This Security Instrument shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code. As such, this Security Instrument covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth above. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise, immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including the right to take possession of the Collateral or any part thereof and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral or the sale thereof. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Lender’s lien upon and security interest in the Collateral and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on Borrower’s behalf any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by this Security Instrument, and Borrower hereby acknowledges and agrees that Borrower shall have no claim or cause of action against Lender arising out of Lender’s execution and/or recordation of any instruments by or on behalf of Borrower pursuant to the foregoing power of attorney. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with Section 13.1 at least two (2) Business Days prior to such action, shall constitute commercially reasonable notice to Borrower.

ARTICLE VII. DUE ON SALE/ENCUMBRANCE
Section 7.01 No Sale/Encumbrance. Except as specifically permitted by the Loan Agreement, Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Borrower further agrees that Borrower will not allow any Transfer or other similar action prohibited by the Loan Agreement. If Borrower violates the terms of this provision, Lender, in Lender’s sole and absolute discretion, may declare all Obligations immediately due and payable.
ARTICLE VIII. PREPAYMENT
Section 8.01 Prepayment Only in Accordance with Note. The Debt may be prepaid in accordance with the terms and conditions of the Note and the Loan Agreement.
ARTICLE IX. DEFAULT
Section 9.01 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)	if any portion of the Debt is not paid before such failure constitutes an Event of Default as defined in the Loan Agreement or if the entire Debt is not paid on or before the Maturity Date; or
(b)	the occurrence of any other Event of Default as defined in the Loan Agreement or the Loan Documents.
ARTICLE X. RIGHTS AND REMEDIES
Section 10.01 Remedies.
(a)	Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as Lender deems advisable to protect and enforce the rights of Lender against Borrower and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender.

i.	Declare the entire Debt and all other Obligations to be immediately due and payable;

ii.	institute a proceeding or proceedings, judicial or nonjudicial, for the foreclosure of the Security Instrument under applicable Legal Requirements in which case the

Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, and to apply the proceeds received upon the Obligations in such order and manner as Lender, determines in its sole discretion;
iii.	with or without entry, to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing Lien and security interest of this Security Instrument for the balance of the Debt not then due unimpaired and without loss of priority;

iv.	institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

v.	recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

vi.	apply for the appointment of a receiver, without notice and without regard for the adequacy of the security for the Debt or the Obligations and without regard for the solvency of the Borrower, Guarantor or of any Person liable for the payment of the Debt, without the necessity of a declaration that the Debt and/or the Obligations are immediately due and payable, and Borrower hereby consents to such appointment. Any such appointment shall be without bond being required of the person appointed;

vii.	subject to any applicable Legal Requirement, the license granted to Borrower under Section 5.1 shall automatically be revoked and Lender may enforce Lender’s interest in the Leases and Rents (including revocation of any license granted to Borrower) and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without becoming a mortgagee in possession and without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records, papers and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records, papers and accounts to Lender upon demand, and thereupon Lender may, with or without notice, without releasing Borrower from any Obligations, and without any obligation to do so, cure any breach or Event of Default;

viii.	Lender may proceed at its election, in any sequence: (a) to dispose of any Collateral separately from the sale of the Property in accordance with the UCC or other applicable Legal Requirements, and (b) to dispose of some or all of the Property in any combination consisting of both real and personal property together in one or more sales to be held in accordance with the UCC or other applicable Legal Requirements; or

ix.	pursue or enforce any other right or remedy allowed by any Loan Document or applicable Legal Requirements including those rights and remedies available to a secured party under the UCC or other applicable Legal Requirements.

(b)	Borrower hereby agrees that in the event of judicial or nonjudicial foreclosure, Lender, may at its sole option, in addition to any other remedy provided in the Loan Documents or by law, elect:

i.	Pursuant to Section 628.26 of the Iowa Code, to reduce the period of redemption after sale on foreclosure to six months; or

ii.	Pursuant to Section 628.27 of the Iowa Code, to reduce the period of redemption after sale on foreclosure to sixty days; or

iii.	Pursuant to Section 628.28 of the Iowa Code, or any other Iowa Code Section, to reduce the period of redemption after sale on foreclosure to such time as may then be applicable or provided by law; or

iv.	Pursuant to Section 654.20 of the Iowa Code, or any other Iowa Code Section, to foreclose without redemption; or

v.	Pursuant to Chapter 655A of the Iowa Code, foreclose non-judicially.

(c)	In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

(d)	Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any Obligation, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect Lender’s interest in the Property or to foreclose this Security Instrument or collect the Debt.

(e)	All costs and expenses of Lender in exercising its rights and remedies under this Section 10.1 or incurred as a result of any of the events described in Section 7 of the Loan Agreement, including reasonable attorneys’ fees and disbursements to the extent permitted by law, shall be paid by Borrower immediately upon notice from Lender, with interest at the Default Rate for the period after notice from Lender and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Security Instrument and shall be immediately due and payable upon demand by Lender therefor.

(f)	The interests and rights of Lender under the Note, this Security Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i)

any renewal, extension or modification which Lender may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; (iii) any modification, waiver or failure to enforce any provisions of the Loan Documents; or (iv) any release or indulgence granted to any maker, endorser, Guarantor, indemnitor or surety of any of the Debt.
Section 10.02 Other Rights.
(a)	The failure of Lender to insist upon strict performance of any term hereof, shall not be deemed to be a waiver of such term or any other term of this Security Instrument or the other Loan Documents. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.
(b)	It is agreed that Borrower bears the risk of loss or damage to the Property, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or Collateral not in Lender’s actual and/or physical possession.
(c)	Lender may resort for the payment of the Debt to any security held by Lender in such order and manner as Lender, in its sole discretion, may elect. Lender may take action to recover the Debt or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 10.03 Right to Release Any Portion of the Property. Lender may release any portion of the Property, for such consideration as Lender may require (or as may be required pursuant to the Loan Agreement) without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Security Instrument, or improving the position of any subordinate lien holder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lien holder. This Security Instrument shall continue as a Lien and security interest in the remaining portion of the Property.
Lender hereby consents to the transfer of the portion of the Real Property legally described as Lot 7 in Division 2 GRIMMEL’S ADDITION TO THE TOWN OF FORT DES MOINES, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa, provided a release price equal to 100% of net sales proceeds (not less than $50,000 or such lesser amount as may be reasonably acceptable to Lender) shall be paid to Lender and applied by Lender to the reduction of the outstanding principal balance of the Loan. For the purposes hereof, net sales proceeds shall equal the gross sale price for the property to be sold less transfer taxes and other closing costs and fees customarily and normally paid by a seller, including, without limitation, Seller’s brokerage commissions to unrelated third party brokers at then prevailing market rates and federal, state or other excise taxes paid or assessable.
ARTICLE XI. WAIVERS
Section 11.01 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
Section 11.02 Additional Waivers. Lender may resort to any remedies and the security given by the Note, this Security Instrument or any of the other Loan Documents, in whole or in part, and in such portions and in such order as determined by Lender in Lender’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Security Instrument or any of the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in the Note, this Security Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Security Instrument or any of the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Borrower, or Borrower’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Lender and no extension of time for the payment of the whole or any portion of the Debt, or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any of the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such event, Borrower and Lender shall be restored to their former positions with respect to the Debt secured hereby, this Security Instrument, the other Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.
Section 11.03 Borrower’s Waivers. Borrower waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights and remedies which Borrower may have or be able to assert by reason of the laws of the state where the Property is located pertaining to the rights and remedies of sureties, (c) any rights, legal or equitable, to require marshalling of assets or to require foreclosure sales in a particular order. Lender shall have the right to determine the order in which any portion of the Property is subject to the remedies herein and the order in which the Obligations are satisfied by proceeds realized by such remedies.
ARTICLE XII. EXCULPATION
Section 12.01 Exculpation. The provisions of Article IX of the Loan Agreement are hereby incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.
ARTICLE XIII. NOTICES
Section 13.01 Notices. All notices given under this Security Instrument shall be given and become effective as provided in the Loan Agreement.
ARTICLE XIV. APPLICABLE LAW
Section 14.01 Choice of Law. This Security Instrument shall be interpreted, construed and enforced according to the laws of the State of Iowa with enforcement in the Iowa District Court in the county in which the Real Property is located. All parties submit themselves to the jurisdiction of said Court.
Section 14.02 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable Legal Requirements and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Legal Requirements.

ARTICLE XV. MISCELLANEOUS PROVISIONS
Section 15.01 Survival. This Security Instrument and all covenants, agreements, representations and warranties made herein and in the certificates delivered in connection with the Loan Documents shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Security Instrument any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Security Instrument, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 15.02 No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Security Instrument, the Note, or any other Loan Document, nor consent to any departure by Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 15.03 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 15.04 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 15.05 Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 15.06 Inapplicable Provision. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
Section 15.07 Entire Agreement. This Security Instrument and the other Loan Documents together constitute a written agreement and represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by

Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents.
Section 15.08 Time. Time is of the essence with respect to all provisions of this Security Instrument.
Section 15.09 Binding Effect. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective permitted successors and assigns forever.
Section 15.10 Exhibits. All exhibits attached hereto are hereby incorporated herein by reference and made a part of this Security Instrument.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
     By signing below, the parties hereto acknowledge that in concurrently received of a copy of the document and each document referenced herein.
          IN WITNESS WHEREOF, Borrower has duly executed this Security Instrument the day and year first above written.
[Signature Page Follows]

BORROWER: SIR Park Place, LLC, an Iowa limited liability company by: Steadfast Income Advisor, LLC, its Manager
By:	/s/ James Kasim
	Name:	James Kasim
	Title:	Chief Financial Officer

STATE OF _____________	)
) SS.
COUNTY OF _________	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ____________ of Steadfast Income Advisor, LLC, the Manager of SIR Park Place, LLC.
[See Attached Certificate]
Notary Public in and for the State of ______

EXHIBIT A
LEGAL DESCRIPTION
Lot Seven (7) in Division 2 Grimmel’s Addition to the Town of Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.
AND
Units 403 through 409, inclusive, Units 501 and 502, Units 504 through 508, inclusive, Units 510 through 512, inclusive, Units 601 through 612, inclusive, Units 701 through 712, inclusive, Units 801 through 812, inclusive, Units 901 through 912, inclusive, Units 1001, 1002, 1004 and 1005, Units 1007 through 1012, inclusive, Units 1101 through 1112, inclusive, Units 1201 through 1212, inclusive, Units 1301 and 1302, Units 1304 through 1312 inclusive, Units 1401 and 1402, Units 1404 through 1412, inclusive, Units 1501 through 1503, inclusive, Units 1506 through 1512, inclusive, Units 1601 through 1616, inclusive, Garage Units P1 though P20, inclusive, Garage Units P21a and P21b, Garage Units P22 and P23, Garage Units P25 through P51, inclusive, Garage Units P53 through P58, inclusive, Garage Units P60a and P60b, Garage Units P62 through P68, inclusive, Garage Units P69a and 69b, Garage Units P70 through P90, Garage Units P92 through P103, inclusive, together with percentage interest in the Common Elements as provided in the Declaration of Submission to the Horizontal Property Regime referred to below, in PARK PLACE CONDO LLC, a Condominium, City of Des Moines, and County of Polk, Iowa, and located upon Lots 6 and 7 in Block “R” in Grimmel’s Addition to the Town of Fort Des Moines, in accordance with and subject to the Declaration of Submission to Horizontal Property Regime, recorded on December 18, 2006 in Book 11997 Page 522 in the records of the Polk County Iowa recorder as amended.